SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  June 2, 2003
                                 Date of Report
                        ---------------------------------
                        (Date of Earliest Event Reported)


                           QUINTEK TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


                             537 CONSTITUTION AVENUE
                                     SUITE B
                           CAMARILLO, CALIFORNI 93012
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                                 (805) 383-3914
                         -------------------------------
                         (Registrant's Telephone Number)

       CALIFORNIA                       0-29719                  77-0505346
----------------------------      ----------------        -------------------
(State or other jurisdiction      (Commission File          (IRS Employer
     of incorporation)                Number)             Identification No.)



ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         (a) On September 19, 2002, First Horizon Loan Corporation ("First Horizon") filed suit in Superior Court of California, County of Ventura, against us for breach of a lease agreement for our former sales offices in Fairfax, Virginia. The suit alleges that we breached the lease when the Fairfax office was closed in July 2000 and the lease payments stopped. On or about May 23, 2003, we entered into a settlement agreement with First Horizon, agreeing to pay a total of $20,000 to First Horizon in monthly payments distributed over a nine months period of time commencing June 1, 2003. First Horizon has agreed to dismiss the lawsuit with prejudice against us within 10 days after receipt of the final payment referenced above.

         (b) On May 28, 2003 we mailed a letter to our shareholders from Robert Steele, our Chief Executive Officer, describing aspects of our current business situation and prospects.

         (c) In a press release dated March 28, 2003, we indicated that we intended to prepare and mail proxy materials for an Annual Meeting of Shareholders of Quintek Technologies, Inc. by May 23, 2003; however, due to the number of issues intended to be voted upon at the meeting, preparation of the proxy materials has taken longer than expected. We expect to announce a record date for shareholders eligible to vote at the meeting and the place and date of the meeting, which date is subject only to the amount of time the Securities and Exchange Commission takes to review the proxy materials.
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

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.

              Exhibit 99.1    Letter to Shareholders Dated May 23, 2003.

                    Exhibit 99.2    Press Release Dated June 2, 2003.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    QUINTEK TECHNOLOGIES, INC.


                                    BY: /s/ ROBERT STEELE, PRESIDENT
                                       -----------------------------------
                                            ROBERT STEELE


DATE: June 2, 2003

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